Report of Independent Auditors

Board of Directors
i360 inc.


We have audited the accompanying consolidated balance sheet of i360 inc. as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from July 14, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of i360 inc. as of December 31, 1999 and the results of its operations and its cash flows for the period from July 14, 1999 (inception) through December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that i360 inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred an operating loss and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to obtaining financial resources they believe are necessary to move toward profitable operations are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                  /s/ ERNST & YOUNG LLP

Tucson, Arizona
February 16, 2000
                                    i360 inc.

                           Consolidated Balance Sheets

                                                                        December 31,         June 30
                                                                           1999                2000
                                                                                           (Unaudited)
Assets
Current assets:
   Cash                                                              $    103,471        $    182,144
   Accounts receivable, net of allowance of $119,533 in 2000, and $98,769 in 1999
                                                                           69,478              93,574
   Stock subscriptions receivable                                          25,000                --
   Prepaid expenses and other                                             122,272             371,271
Total current assets                                                      320,221             646,989

Property and equipment:
   Computer hardware                                                      206,091             311,848
   Office equipment                                                       165,635             166,407
   Furniture and fixtures                                                    --                 8,425
   Software                                                                 5,517              14,419
                                                                          377,243             501,099
   Accumulated depreciation                                                18,170              84,516
                                                                          359,073             416,583

   Goodwill, net of amortization of $313,660 in 2000, and
     $125,464 in 1999                                                   1,756,499           1,568,303
   Deposits                                                               300,000             290,000
   Other assets                                                            84,375              56,247
                                                                     $  2,820,168        $  2,978,122
                                                                     ================================
Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                                  $    656,360        $    963,897
   Accrued stock repurchase obligation                                    760,600             250,000
   Accrued expenses                                                       162,122             408,284
   Deferred revenue                                                         4,050              81,382
Total current liabilities                                               1,583,132           1,703,563

Accrued building lease expense                                            144,000             199,600

Commitments and contingencies

Stockholders' equity:
   Series A Convertible Preferred stock, no par value,
      authorized 5,000,000 shares, no shares
      issued and outstanding                                                 --                  --
   Common stock,  $0.0001 par value, authorized
      75,000,000 shares,  issued and outstanding
      25,280,000 in 2000 and 19,864,904 shares in 1999                      1,987               2,528
   Paid in capital                                                      4,579,929          12,135,388
   Accumulated deficit                                                 (3,488,880)        (11,062,957)
Total stockholders' equity                                              1,093,036           1,074,959
                                                                     $  2,820,168        $  2,978,122
                                                                     ================================

See accompanying notes.

                                    i360 inc.

                      Consolidated Statements of Operations

                                                           Period from July 14, 1999
                                                              (inception) through
                                                               December 31, 1999
                                                                                           Six months ended
                                                                                            June 30, 2000
                                                           -------------------------     --------------------
                                                                                              (Unaudited)
Revenues:
   Set-top box sales                                           $    119,148               $     70,705
   Subscription services                                              7,175                    507,999
   Other                                                             29,759                     92,249
                                                               ------------               ------------
Total revenue                                                       156,082                    670,953

Costs and expenses:
   Cost of revenue                                                  229,884                  1,255,288
   Sales and marketing                                              572,288                    683,672
   General and administrative                                     2,017,132                  2,164,228
   Product development                                              699,636                    467,375
   Amortization of goodwill                                         125,464                    188,196
                                                               ------------               ------------
Total costs and expenses                                          3,644,404                  4,758,759
                                                               ------------               ------------

Operating loss                                                   (3,488,322)                (4,087,806)

Other income (expense), net                                            (558)                    13,729
                                                               ------------               ------------
Loss before income taxes                                         (3,488,880)                (4,074,077)
Provision for income taxes                                             --                         --
                                                               ------------               ------------
Net loss before beneficial conversion                            (3,488,880)                (4,074,077)
Deemed dividend for preferred stock                                    --                   (3,500,000)
                                                               ------------               ------------
Net loss attributable to common shareholders                   $ (3,488,880)              $ (7,574,077)
                                                               ============               ============

Basic and diluted net loss per share                           $      (0.16)              $      (0.42)
                                                               ============               ============

Basic and diluted weighted average common shares                 21,211,905                 17,959,732
                                                               ============               ============

See accompanying notes.

                                    i360 inc.
           Consolidated Statements of Changes in Stockholders' Equity

           Period from July 14, 1999 (inception) through June 30, 2000

                                                               Series A Convertible
                                                                  Preferred Stock                 Common Stock
                                                           ---------------------------    ------------------------------
                                                              Shares         Dollars         Shares            Dollars
                                                           ---------------------------    -------------  ---------------

Issuance of stock to founders                                  --       $       --         26,560,000     $      2,656
Sales of stock for cash                                        --                           3,344,159              335
Issuance of stock - ITS acquisition                            --                           5,000,000              500
Return of shares:                                              --
    ITS acquisition                                            --                          (2,539,255)            (254)
    Other shareholders                                         --                          (9,200,000)            (920)
Repurchase and cancellation of stock                           --                          (3,300,000)            (330)
Net loss for the period                                        --                                --               --
                                                          ----------------------------   ------------     ------------
Balance at December 31, 1999                                   --               --         19,864,904            1,987
Sales of common stock for cash (unaudited)                     --               --            285,714               28
Sale of convertible preferred stock for cash
  (unaudited)                                                   300        3,500,000             --               --
Deemed dividend on convertible preferred stock
  (unaudited)                                                  --               --               --               --
Return of shares from shareholders (unaudited)                 --               --         (3,966,618)            (397)
Shares issued under fair value provision
  (unaudited)                                                  --               --             96,000               10
Conversion of preferred stock to common stock
  (unaudited)                                                  (300)      (3,500,000)       9,000,000              900
Accrued liability extinguished with stock option
  issuance (unaudited)                                         --               --               --               --
Net loss for period (unaudited)                                --               --               --               --
                                                          ----------------------------   -----------------------------
Balance at June 30, 2000 (unaudited)                           --       $       --         25,280,000     $      2,528
                                                          ============================   =============================


                                                              Paid In         Accumulated
                                                              Capital           Deficit          Total
                                                           -----------------------------------------------

Issuance of stock to founders                              $     84,550     $       --       $     87,206
Sales of stock for cash                                       3,614,470             --          3,614,805
Issuance of stock - ITS acquisition                           3,332,850             --          3,333,350
Return of shares:
    ITS acquisition                                          (1,692,591)            --         (1,692,845)
    Other shareholders                                              920             --               --
Repurchase and cancellation of stock                           (760,270)            --           (760,600)
Net loss for the period                                            --         (3,488,880)      (3,488,880)
                                                           ------------     ------------     ------------
Balance at December 31, 1999                                  4,579,929       (3,488,880)       1,093,036
Sales of common stock for cash (unaudited)                      499,972             --            500,000
Sale of convertible preferred stock for cash
  (unaudited)                                                      --               --          3,500,000
Deemed dividend on convertible preferred stock
  (unaudited)                                                 3,500,000       (3,500,000)            --
Return of shares from shareholders (unaudited)                      397             --               --
Shares issued under fair value provision
  (unaudited)                                                       (10)            --               --
Conversion of preferred stock to common stock
  (unaudited)                                                 3,499,100             --               --
Accrued liability extinguished with stock option
  issuance (unaudited)                                           56,000             --             56,000
Net loss for period (unaudited)                                    --         (4,074,077)      (4,074,077)
                                                           ------------     ------------     ------------
Balance at June 30, 2000 (unaudited)                       $ 12,135,388     $(11,062,957)    $  1,074,959
                                                           ============     ============     ============

See accompanying notes.

                                    i360 inc.

                      Consolidated Statements of Cash Flows


                                                                           Period from July 14, 1999
                                                                              (inception) through
                                                                               December 31, 1999         Six months ended
                                                                                                             June 30,
                                                                                                               2000
                                                                           ------------------------------------------------
                                                                                                            (Unaudited)
Operating activities
Net loss                                                                          $(3,488,880)                $(4,074,077)
   Adjustments to reconcile net loss to net cash used in
      operating activities:
   Depreciation and amortization                                                      149,841                     254,879
   Loss on sale of assets                                                              77,925                       2,389
   Changes in operating assets and liabilities:
      Accounts receivable                                                             (38,944)                    (24,096)
      Prepaid expenses and other                                                     (112,728)                   (220,871)
      Accounts payable                                                                388,682                     307,537
      Accrued expenses                                                                312,576                     357,762
      Deposits                                                                       (300,000)                     10,000
      Deferred revenue                                                                  4,050                      77,332
                                                                                  ---------------------------------------
Net cash used in operating activities                                              (3,007,478)                 (3,309,145)

Investing activities
Purchases of property and equipment                                                  (439,189)                   (126,582)
Proceeds from sale of property and equipment                                           89,321                        --
                                                                                  ---------------------------------------
Net cash used in investing activities                                                (349,868)                   (126,582)

Financing activities
Proceeds from issuance of stock                                                     3,614,805                   4,000,000
Repayment of ITS shareholder loans                                                   (153,988)                       --
Payments of stock repurchase obligation                                                  --                      (510,600)
Stock subscription payment                                                               --                        25,000
                                                                                  ---------------------------------------
Net cash provided by financing activities                                           3,460,817                   3,514,400
                                                                                  ---------------------------------------

Increase in cash                                                                      103,471                      78,673
Cash, beginning of period                                                                --                       103,471
                                                                                  ---------------------------------------
Cash, end of period                                                               $   103,471                 $   182,144
                                                                                  =======================================

Noncash activities
Common stock issued for assets                                                    $    87,206                 $      --
                                                                                  =======================================
Accrued expense paid with stock options                                           $      --                   $    56,000
                                                                                  =======================================

See accompanying notes.

                                    i360 inc.

                   Notes to Consolidated Financial Statements

         Period from July 14, 1999 (inception) through December 31, 1999 (The information for the six months ended June 30, 2000 is unaudited.)


1. Accounting Policies

Organization

i360 inc. (the Company) is an internet solutions company. The Company was founded on July 14, 1999.

Interim Financial Information

The consolidated financial statements for the six months ended June 30, 2000 are unaudited but include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of financial position and results of operations. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for any future period.

Basis of Presentation

The accompanying consolidated financial statements have been prepared assuming the Company is a going concern. The Company has incurred a net loss of approximately $3.5 million through December 31, 1999 and has a working capital deficiency. Management's plan with respect to this matter is to raise sufficient additional financial resources to enable the Company to increase the volume of its customers to a level that will generate net income and positive operating cash flows. In this regard, management has negotiated an agreement to be acquired by Infocast Corporation (Infocast) (see Note 8). Management believes that if the transaction is completed Infocast will have the financial resources necessary to enable it to meet its financial obligations. Should the transaction not occur, the Company intends to seek alternative investments to generate operating capital. However, the Company is not currently in discussions with potential financial resources other than Infocast. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Concentration of Credit Risk

Sales to two customers accounted for a total of 33% of the Company's revenue in the period from July 14, 1999 (inception) through December 31, 1999, and 81% for the six months ended June 30, 2000. One of these customers is owned by a shareholder in the Company.

                                    i360 inc.

     (The information for the six months ended June 30, 2000 is unaudited.)


1. Accounting Policies (continued)

Fair Value of Financial Instruments

The Company's accounts receivable and accounts payable represent financial instruments as defined by Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures About Fair Value of Financial Instruments. The carrying value of these financial instruments is a reasonable approximation of fair value, due to their current maturities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Innovative Technology Solutions, Inc. (ITS). All significant intercompany accounts and transactions are eliminated.

Stock Subscription Receivable

The Company records stock subscriptions receivable as current assets to the extent they are paid in a short time frame after year-end.

Property and Equipment

Property and equipment are stated at cost, except for items acquired from ITS which were recorded at their fair value on the acquisition date. Depreciation is computed by the straight-line method over the estimated useful lives ranging from three to five years.

Goodwill

Goodwill incurred in connection with the ITS acquisition is amortized on a straight-line basis over the estimated useful life of 5 years.

Revenue Recognition

Revenue from the sale of set-top boxes is recognized when the items are shipped. Subscription services are recognized when the service is provided.

                                    i360 inc.

     (The information for the six months ended June 30, 2000 is unaudited.)




1. Accounting Policies (continued)

Income Taxes

Income taxes are determined utilizing the liability method. This method gives consideration to the future tax consequences associated with temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Loss Per Share Computation

Loss per share is computed in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed using the weighted average number of common shares. Diluted loss per share is computed using the weighted average number of common share equivalents outstanding during the period. Dilutive common share equivalents consist of stock options and warrants using the treasury method and dilutive convertible securities using the if-converted method, if the effect would be dilutive. Given the net loss of the Company, there are no dilutive shares.

New Accounting Pronouncements

In December 1999, the Securities Exchange Commission issued Staff Accounting Bulletin (SAB) 101, Revenue Recognition in Financial Statements. The effective date of SAB 101 for the Company is no later than the fourth fiscal quarter of the year ending December 31, 2000. The Company is currently evaluating the effect of this SAB on its financial statements.

In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25 (Interpretation No. 44). Interpretation No. 44 became effective July 1, 2000. The interpretation clarifies the application of APB Opinion No. 25 for certain issues, specifically, (1) the definition of an employee, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previous compensation award in a business combination. The adoption of Interpretation No. 44 is not expected to have a significant impact on the Company's financial position or results of operations.

                                    i360 inc.

     (The information for the six months ended June 30, 2000 is unaudited.)




2. Income Taxes

Significant components of Company's deferred tax assets at December 31, 1999 are as follows:

           Net operating losses                      $ 1,235,000
           Other                                         165,000
           Valuation allowance                        (1,400,000)
                                                -------------------
                                                  $            -
                                                ===================


At December 31, 1999, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $2.9 million. These federal and state carryforwards will begin to expire in 2020 and 2005, respectively, if not previously utilized. No income taxes were paid in the period ended December 31, 1999.

3. Commitments and Contingencies

Litigation: The Company is involved from time to time in various litigation matters. Management believes that the resolution of such matters will not have a material adverse impact on the Company's financial position, results of operations or cash flows.

Operating Leases: The Company leases various equipment and office space under operating leases. Aggregate future commitments under noncancelable operating leases are as follows at December 31, 1999:

           2000                                    $   657,130
           2001                                        698,456
           2002                                        728,699
           2003                                        780,000
           2004                                        780,000
                                              --------------------
                                                    $3,644,285
                                              ====================

Rent expense was $204,659 in the period ended December 31, 1999 and was $410,143 for the six month period ended June 30, 2000. The Company is obligated to reimburse the landlord $200,000 for leasehold improvements in twenty equal monthly installments of $10,000 beginning October 1, 2000. The existing lease remains in effect; however, during 2000, the Company has begun the process of renegotiating the lease. During 1999, the landlord or affiliates thereof received 45,000 common shares in exchange for a commitment to make $84,375 in leasehold improvements in the future. At December 31, 1999, such amount is included in long-term other assets until such expenditures are made.

                                    i360 inc.

     (The information for the six months ended June 30, 2000 is unaudited.)



3. Commitments and Contingencies (continued)

Other contractual obligations: ITS is obligated to pay certain per-user activation (one-time) and technical support (monthly) fees to Liberate
Technologies (Liberate) as new internet service customers are obtained. The rights to certain Liberate-owned technology have been licensed by ITS from Liberate under an agreement which expires in July 7, 2001. At December 31, 1999, the Company had prepaid license fees of $71,250, net of amortization of $23,750. Under the arrangement, the original prepayment is reduced by $95 per new subscriber. The Company records amortization at the greater of straight line or the per subscriber amounts.

4. Acquisition of ITS

The Company acquired ITS on September 1, 1999. Total consideration of $1,881,963 paid by the Company consisted of (i) 2,460,745 shares of common stock and (ii) the assumption of a deficiency in net assets of $241,458, and was allocated to goodwill. Included in the deficiency in net assets assumed by the Company was $153,988 in loans payable to certain ITS shareholders, which were paid off by the Company in 1999. The original purchase called for the issuance of 5,000,000 shares of the Company's common stock. Subsequent to the acquisition the parties amended the share issuance agreement and the sellers returned 2,539,255 shares for no consideration. The acquisition has been accounted for as a purchase. The results of ITS are included in the accompanying consolidated financial statements from the date of acquisition.

5. Stock Issuances

One of the Company's founding shareholders and former chief executive officer entered into an agreement with the Company to end his employment status with the Company. Under the terms of the arrangement the former executive agreed to return 9,200,000 of his 11,000,000 shares of common stock issued at the formation of the Company for no consideration.

During 1999, the Company agreed to repurchase and cancel 3,300,000 shares of common stock from its former chief executive officer and another former employee for a total of $760,600 payable in the year 2000.

On February 15, 2000, the Company sold 285,714 shares of common stock to two current shareholders for $500,000 in cash.

On March 8 and March 10, 2000, the Company sold 300 shares of Series A convertible preferred shares to new investors for $3,500,000. The 300 shares are convertible into the greater of 9,000,000 shares of common stock or 22.5% of the outstanding common stock
                                    i360 inc.

     (The information for the six months ended June 30, 2000 is unaudited.)



5. Stock Issuances (continued)

on a fully diluted basis at the discretion of the shareholders at any time. No stated dividends accrue on the convertible preferred shares and the holders are entitled to voting rights based upon the number of common shares into which the preferred shares convert. Given the beneficial conversion feature the Company recorded the $3,500,000 of proceeds as zero for preferred stock and recorded a $3,500,000 deemed preferred stock dividend given that the fair value of the common shares into which the preferred stock converts was in excess of the preferred stock proceeds by an amount in excess of the proceeds as is required by EITF 98-5. Such amount is also reflected as a deemed preferred stock dividend in the statement of operations. During May of 2000, the shareholders converted the 300 preferred shares into 9,000,000 shares of common stock.

During the six months ended June 30, 2000, the Company received a return of 3,966,618 common shares from founding shareholders. The Company also issued 96,000 common shares to certain investors who initially purchased shares at $2.50 per share and had the right to receive additional shares for no additional consideration given that in February 2000 common shares were sold for cash at $1.75 per share.

6. Stock Options

The Company had no employee stock option plan in place at December 31, 1999, although commitments to issue stock options to certain employees in the future had been made as of that date. On January 21, 2000, the Company adopted the i360 Stock Incentive Plan (the Plan) under which a total of 14,720,000 shares of common stock were issued. Both incentive and non-qualified stock options may be granted under the Plan and such options generally vest as follows: 25% after one month, 25% after 8 months, 25% after 12 months and 25% after 24 months. All outstanding options shall become fully exercisable upon a change in control.

The Company has elected to follow APB 25 in accounting for its employee stock options. Under APB 25, as long as the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of the grant, no compensation expense is recognized. All of the Company's employee stock option grants have been made at fair value for accounting purposes. At the time of the January 21, 2000 grants the Company was without financial resources and on the verge of discontinuing operations. Accordingly, management believes the $0.10 grant price was not less than fair value.

Pro-forma information regarding net loss and net loss per share is required by Statement 123, which also requires that the information be determined as if the Company has
                                    i360 inc.

     (The information for the six months ended June 30, 2000 is unaudited.)



6. Stock Options (continued)

accounted for all its employee stock options grants under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value pricing model with the following weighted-average assumptions:

           Expected life of the award                       5 years
           Dividend yield                                 0 percent
           Risk-free interest rate                        5 percent

The impact of such pro-forma amounts was not material to the Company.

Option activity under the stock option plan is as follows:

                                                                                   Weighted
                                                                                   Average
                                                            Exercise               Exercise
                                             Shares          Price                  Price
                                           ----------------------------------------------------
   Outstanding at December 31, 1999                  -       $    -              $     -
   Granted                                  14,720,000        0.10                0.10
   Exercised                                         -                                 -
   Expired or canceled                               -            -                    -
                                           ----------------------------------------------------
   Outstanding at March 31, 2000            14,720,000        0.10                0.10
   Granted                                      41,250        1.06                1.06
   Granted                                   2,993,669        1.33                1.33
   Exercised                                         -                                 -
   Expired or canceled                         (52,500)       0.10                0.10
                                           ----------------------------------------------------
   Outstanding at June 30, 2000             17,702,419       $0.10 - 1.33        $0.31
                                           ====================================================

The weighted average fair value of options granted in 2000 was $0.06. The weighted average remaining contractual life at June 30, 2000 was approximately ten years.

During the six months ended June 30, 2000, the Company issued 66,667 options to purchase shares of common stock at $1.33 per share. The issuance was accounted for as an extinguishment of a $56,000 accrued expense related to the recipient and has been reflected as an increase to paid-in-capital.

                                    i360 inc.

     (The information for the six months ended June 30, 2000 is unaudited.)


7. Year 2000

The Company has experienced no issues to date with respect to the Year 2000 date change.

8. Subsequent Events

Subsequent to December 31, 1999, certain shareholders of the Company who, as a group, maintain a controlling interest in the Company have entered into an agreement with Infocast to vote in favor of a sale of the shares of the Company to Infocast in exchange for Infocast common shares. The merger was completed on August 15, 2000.

In August 2000, a claim was filed against i360 alleging a breach of contract by i360 in connection with the distribution of i360's service offering. The claim was for an indeterminate amount of damages. On August 17, 2000, counsel for i360 met with counsel for the plaintiffs regarding this matter. The Company believes the claim is frivolous and without merit and intends to defend it vigorously.

Subsequent to June 30, 2000, the Company issued additional options to purchase shares of common stock. Of the options issued, 778,333 were at $1.33 per share, and 250,000 were at $1.06 per share. In addition, 252,500 options with an exercise price of $0.10 were cancelled.

InfoCast Corporation [formerly Virtual Performance Systems Inc.]
[a development stage company]

                  PRO-FORMA CONSOLIDATED FINANCIAL INFORMATION
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

June 30, 2000




1. BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial information of InfoCast Corporation [formerly Virtual Performance Systems Inc.] [a development stage company] [the "Company"] set forth below gives effect to the acquisitions of Homebase Work Solutions Ltd. ["Homebase"] and i360 Inc. ["i360"] as if the Company had acquired i360 on June 30, 2000 for the purpose of the pro-forma consolidated balance sheet and as if the Company had acquired Homebase and i360 as of April 1, 1999 for purposes of the pro-forma consolidated statement of operations for the year ended March 31, 2000 and the three-month period ended June 30, 2000. Homebase was acquired by the Company on May 13, 1999, and i360 was acquired by the Company on August 15, 2000.

The pro-forma consolidated financial statements are not necessarily indicative of the results that actually would have occurred had the Company acquired
Homebase and i360 on the dates indicated or which would be obtained in the future.

The unaudited pro-forma consolidated information should be read in conjunction with the audited and unaudited consolidated financial statements of the Company appearing in the most recently filed 10-K and 10-Q, the audited financial statements of Homebase appearing in the previously filed Form 10 and the audited and unaudited financial statements of i360 appearing elsewhere in this current report on Form 8-K.

The unaudited pro-forma consolidated balance sheet as of June 30, 2000 has been prepared from the unaudited consolidated balance sheet of the Company as of June 30, 2000 and the unaudited balance sheet of i360 as of June 30, 2000.

The unaudited pro-forma statement of operations for the year ended March 31, 2000 has been prepared from the audited consolidated statement of operations of the Company for the year ended March 31, 2000, the unaudited pre-acquisition statement of operations of Homebase for the 43-day period ended May 13, 1999 after translation of the statement of operations from Canadian dollars to United States dollars, and the audited and unaudited statements of operations of i360 for the 171-day period ended December 31, 1999 and the three months ended March 31, 2000, respectively. The unaudited statement of operations of Homebase has been prepared in accordance with Canadian GAAP ["Canadian GAAP"].

The unaudited pro-forma statement of operations for the three-month period ended June 30, 2000 has been prepared from the unaudited consolidated statement of operations of the Company for the three-month period ended June 30, 2000 and the unaudited statements of operations of i360 for the three-month period ended June 30, 2000.

The pro-forma adjustments do not reflect any operating efficiencies or potential synergies that may be achievable with respect to the combined companies.

The pro-forma adjustments reflecting the acquisition of i360 using the purchase method of accounting are tentative and are based on available financial information and certain estimates and assumptions. The actual adjustments to the Company's consolidated financial statements will depend on a number of factors, including additional financial information available in respect of the August 15, 2000 consummation date, changes in i360's operating results between June 30, 2000 and August 15, 2000 and the changes in values between the date of preparation of the unaudited pro-forma consolidated information and the date of the preparation of the final purchase

InfoCast Corporation [formerly Virtual Performance Systems Inc.]
[a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review



June 30, 2000


equation. Therefore, it is likely that the actual adjustments will differ from the pro-forma adjustments. Management of the Company believes that such assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro-forma adjustments give appropriate effect to those assumptions and are properly applied in the pro-forma combined financial statements.

                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                      [Expressed in United States dollars]
                        Prepared without audit or review

As of June 30, 2000

                                               InfoCast          i360 Inc.                           Pro-forma         Pro-forma
                                              Corporation    [June 30, 2000]        Note           adjustments      consolidated
                                                   $                 $                                   $                 $
------------------------------------------------------------------------------------------------------------------------------------

ASSETS
Current
Cash and cash equivalents                       3,054,734           182,144                                  --            3,236,878
Short-term equity investment                    1,625,000                --                                  --            1,625,000
Accounts receivable                               273,194            93,574                                  --              366,768
Due from i360 Inc.                                145,137                --           [c]              (145,137)                  --
Prepaid expenses and other                        323,251           371,271                                  --              694,522
------------------------------------------------------------------------------------------------------------------------------------
                                                5,421,316           646,989                            (145,137)           5,923,168
Joint venture investment                           84,699                --                                  --               84,699
Deferred acquisition costs                        965,635                --           [c]              [965,635]                  --
Deferred convertible debt issuance costs        1,339,668                --                                  --            1,339,668
Capital assets, net                             3,227,171           416,583                                  --            3,643,754
Distribution and licensing rights               2,925,000                --                                  --            2,925,000
Intellectual property                          13,972,003                --           [c]            60,000,000           73,972,003
Goodwill, net                                   4,520,065         1,568,303           [c]            19,842,373           25,930,741
Deposits                                               --           290,000                                  --              290,000
Other assets                                           --            56,247                                  --               56,247
------------------------------------------------------------------------------------------------------------------------------------
                                               32,455,557         2,978,122                          78,731,601          114,165,280
====================================================================================================================================

InfoCast Corporation [formerly Virtual Performance Systems Inc.]
[a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review



June 30, 2000




                PRO-FORMA CONSOLIDATED BALANCE SHEET - continued
                      [Expressed in United States dollars]
                        Prepared without audit or review

As of June 30, 2000

                                               InfoCast          i360 Inc.                           Pro-forma         Pro-forma
                                              Corporation    [June 30, 2000]         Note           adjustments      consolidated
                                                   $                 $                                   $                 $
------------------------------------------------------------------------------------------------------------------------------------


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued liabilities        1,177,354         1,676,644                                  --           2,853,998
Due to InfoCast Corporation                            --           145,137           [c]              (145,137)                 --
Current portion of obligations under capital
   leases                                         486,501                --                                  --             486,501
Deferred revenue                                       --            81,382                                  --              81,382
-----------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                       1,663,855         1,903,163                            (145,137)          3,421,881
-----------------------------------------------------------------------------------------------------------------------------------
Convertible debenture                           6,960,000                --                                  --           6,960,000
Obligation under capital lease                    678,564                --                                  --             678,564
Deferred income taxes                           5,309,395                --           [c]            24,000,000          29,309,395
-----------------------------------------------------------------------------------------------------------------------------------
Total  liabilities                             14,611,814         1,903,163                          23,864,863          40,369,840
-----------------------------------------------------------------------------------------------------------------------------------

Shareholders' equity
Common stock                                       23,071             2,528           [c]                 7,584
                                                                                      [c]                (2,528)             30,655
Additional paid-in-capital                     59,248,522        12,135,388           [c]            43,808,725
                                                                                      [d]               279,086         115,471,721
Deferred compensation                            (735,836)               --           [d]              (279,086)         (1,014,922)
Warrants                                        2,253,875                --                                  --           2,253,875
Accumulated other comprehensive loss           (2,588,281)               --                                  --          (2,588,281)
Accumulated development stage deficit         (40,357,608)      (11,062,957)          [c]            11,062,957         (40,357,608)
------------------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                     17,843,743         1,074,959                          54,876,738          73,795,440
------------------------------------------------------------------------------------------------------------------------------------
                                               32,455,557         2,978,122                          78,731,601         114,165,280
------------------------------------------------------------------------------------------------------------------------------------

InfoCast Corporation [formerly Virtual Performance Systems Inc.]
[a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review



June 30, 2000




                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      [Expressed in United States dollars]
                        Prepared without audit or review

Year ended March 31, 2000

                                               Homebase
                                                 Work            i360 Inc.
                                            Solutions Ltd.       (262-day
                                                (43-day           period
                                             period ended          ended
                             InfoCast           May 13,          March 31,                           Pro-forma         Pro-forma
                            Corporation          1999)             2000)             Note           adjustment       consolidated
                                 $                 $                 $                                   $                 $
------------------------------------------------------------------------------------------------------------------------------------

REVENUE                         305,754                --           493,432                                  --              799,186

EXPENSES
General, administrative and
   selling                    7,391,128            68,130         4,857,567                                  --           12,316,825
Stock option compensation    13,351,908                --                --           [f]               232,494           13,584,402
Research and development      5,186,265                --           995,787                                  --            6,182,052
Interest and loan fees        1,913,482                --                --                                  --            1,913,482
First preferred series A
   interest accretion                --             7,518                --           [a]                (7,518)                  --
First preferred series A
   share dividend expense            --             8,813                --           [a]                (8,813)                  --
Amortization and depreciation 4,810,581            16,872           219,562           [b]               546,351
                                                                                      [e]            16,282,135           21,875,501
------------------------------------------------------------------------------------------------------------------------------------
                             32,653,364           101,333         6,072,916                          17,044,649           55,872,262
------------------------------------------------------------------------------------------------------------------------------------


InfoCast Corporation [formerly Virtual Performance Systems Inc.]
[a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review



June 30, 2000




           PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS - continued
                      [Expressed in United States dollars]
                        Prepared without audit or review

Year ended March 31, 2000

                                               Homebase
                                                 Work            i360 Inc.
                                            Solutions Ltd.       (262-day
                                                (43-day           period
                                             period ended          ended
                             InfoCast           May 13,          March 31,                           Pro-forma         Pro-forma
                            Corporation          1999)             2000)             Note           adjustment       consolidated
                                 $                 $                 $                                   $                 $
-----------------------------------------------------------------------------------------------------------------------------------

Loss from operations before
   the following            (32,347,610)         (101,333)       (5,579,484)                        (17,044,649)        (55,073,076)
Interest income                 132,057               473               247                                                 132,777
Equity in loss
   of joint venture            (164,736)               --                --                                  --            (164,736)
-----------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes    (32,380,289)         (100,860)       (5,579,237)                        (17,044,649)        (55,105,035)
Deferred income taxes        (1,229,105)               --                --           [b]              (159,945)
                                     --                --                --           [e]            (4,800,000)         (6,189,050)
-----------------------------------------------------------------------------------------------------------------------------------
Loss before deemed dividend
   for preferred stock      (31,151,184)         (100,860)       (5,579,237)                        (12,084,704)        (48,915,985)

   Deemed dividend
   for preferred stock               --                --         3,500,000           [g]            [3,500,000]                 --
   --------------------------------------------------------------------------------------------------------------------------------

Net loss for the
   period attributable
   to common stockholders   (31,151,184)         (100,860)       (9,079,237)                         (8,584,704)        (48,915,985)
===================================================================================================================================

Weighted average
   number of shares
   outstanding               22,655,810           399,454         7,584,000                                  --          30,639,264
===================================================================================================================================

Basic and diluted
   loss per share                (1.37)            (0.25)            (1.20)                                                  (1.60)
===================================================================================================================================

InfoCast Corporation [formerly Virtual Performance Systems Inc.]
[a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review



June 30, 2000





                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      [Expressed in United States dollars]
                        Prepared without audit or review

Three-month period ended June 30, 2000


                                                      i360 Inc.
                                                    (three-month
                                                    period ended
                             InfoCast                  June 30,                           Pro-forma         Pro-forma
                            Corporation                 2000)             Note           adjustment       consolidated
                                 $                        $                                   $                 $
-----------------------------------------------------------------------------------------------------------------------

REVENUE                         137,137                  333,063                                  --             470,740

EXPENSES
General, administrative and
   selling                    2,161,796                2,085,483                                  --           4,227,279
Stock option compensation       743,354                       --           [f]                58,124             801,478
Research and development        119,132                  171,224                                  --             290,356
Interest and loan fees        1,599,609                       --                                  --           1,599,609
Amortization and depreciation 1,517,544                   94,098           [e]             4,070,534           5,682,176

------------------------------------------------------------------------------------------------------------------------
                              6,141,435                2,330,805                           4,128,657          12,600,897
-----------------------------------------------------------------------------------------------------------------------

InfoCast Corporation [formerly Virtual Performance Systems Inc.]
[a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review



June 30, 2000




           PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS - continued
                      [Expressed in United States dollars]
                        Prepared without audit or review

Three-month period ended June 30, 2000


                                                        i360 Inc.
                                                      (three month
                                                      period ended
                             InfoCast                   June 30,                            Pro-forma         Pro-forma
                            Corporation                   2000)             Note           adjustment       consolidated
                                 $                          $                                   $                 $
----------------------------------------------------------------------------------------------------------------------------

Loss from operations before
   the following             (6,004,298)                (1,997,202)                         (4,128,657)         (12,130,157)
Interest income                  54,328                     13,482                                  --               67,810
---------------------------------------------------------------------------------------------------------------------------
Loss before income taxes     (5,949,970)                (1,983,720)                         (4,128,657)         (12,062,347)
Deferred income taxes          (347,500)                        --           [e]            (1,200,000)          (1,547,500)
                ------------------------------------------------------------------------------------------------------------
Net loss for the
   period                    (5,602,470)                (1,983,720)                         (2,928,657)         (10,514,847)
============================================================================================================================

Weighted average
   number of shares
   outstanding               24,571,333                  7,584,000                                  --           32,155,333
============================================================================================================================

Basic and diluted
   loss per share                (0.23)                     (0.26)                                                   (0.33)
============================================================================================================================

InfoCast Corporation [formerly Virtual Performance Systems Inc.]
[a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review



June 30, 2000




2. PRO-FORMA ADJUSTMENTS

The unaudited pro-forma consolidated financial statements give effect to the following pro-forma adjustments:

[a] Homebase's first preferred Series A shares were purchased by the Company on May 13, 1999. Accordingly, Homebase's first preferred Series A interest accretion of $7,518 and first preferred Series A share dividend expense of $8,813 each recorded in Homebase's statement of operations for the 43-day period ended May 13, 1999 prepared in accordance with Canadian GAAP have been eliminated because these items would be charged directly to shareholders' equity under accounting principles generally accepted in the United States.

[b] The amortization of the $17,015,000 of completed technology, $853,000 of trademarks, $253,000 of workforce-in-place and $5,846,293 of goodwill created by the purchase of Homebase by the Company over the pre-acquisition 43-day period ended May 13, 1999 on a straight-line basis utilizing amortization periods of five years in respect of the completed technology, trademarks and goodwill and three years in respect of the workforce-in-place. In addition, the amortization of the $6,886,000 deferred income tax liability [created by the purchase of Homebase by the Company in respect of the difference between the tax and accounting basis of the completed technology, trademarks and work-force-in-place] over the periods of the underlying assets.

[c] The acquisition of i360 by the Company. On August 15, 2000, i360 merged with and into the Company pursuant to the definitive Agreement and Plan of Merger (the "Merger Agreement") dated as of May 3, 2000, as amended, providing for the acquisition by the Company of all of the outstanding shares of common stock of i360. The Merger Agreement provides for a statutory merger of i360 into the Company. As of August 15, 2000, the holders of i360's issued and outstanding common stock will be entitled to receive 0.30 shares of the Company's common stock per share of i360 common stock which will result in an aggregate of 7,584,000 shares of the Company's common stock being issued. In addition, all outstanding warrants and stock options to purchase shares of i360 common stock converted into stock options and merger warrants to purchase shares of the Company's common stock at a 1:0.3 exchange ratio. As a result, an aggregate of 4,416,000 merger warrants of the Company (4,324,500 with an exercise price of $0.33 per share, 87,375 with an exercise price of $3.18 per share and 4,125 with an exercise price of $4.00 per share) and 1,127,476 stock options of the Company with an exercise price of $4.00 per share were deemed issued as of August 15, 2000. The transaction was approved by the Boards of Directors and stockholders of InfoCast and i360.

      The pro-forma acquisition has been accounted for by the purchase method whereby the pro-forma purchase price is equal to the sum of [i] the fair value of the 7,584,000 common shares of the Company on the date the revised terms of the acquisition were announced; [ii] the fair value of the 4,324,500 merger warrants of the Company with an exercise price of $0.33 per share; [iii] the fair value of the 87,375 merger warrants of the Company with an exercise price of $3.18 per share; [iv] the fair value of 4,125 merger warrants of the Company with an exercise price of $4.00 per share; [v] the fair value of the 1,127,476 stock options of the Company, [vi] the deferred acquisition costs of $965,635 recorded by the Company as of June 30, 2000 in respect of the acquisition of i360; less [vii] the portion of the intrinsic value of the unvested merger warrants of the Company with an exercise of $0.33 per share related to the vesting periods remaining after the August 15, 2000 acquisition date for those merger warrants

InfoCast Corporation [formerly Virtual Performance Systems Inc.]
[a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review



June 30, 2000

      granted to individuals that are required to continue providing service to the Company after the acquisition in consideration for the merger warrants. There was no intrinsic value for the merger warrants of the Company with an exercise of $3.18 per share or for the stock options as of August 15, 2000. The fair value of common shares of the Company is assumed to be equal to the average of the closing share price of the Company's common shares from May 2, 2000 to May 5, 2000. The fair value of the merger warrants with an exercise price of $0.33 per share is $4.33 per merger warrant, the fair value of the merger warrants with an exercise price of $3.18 per share is $2.74 per merger warrant and the fair value of the stock options is $2.46 per stock option using a Black Scholes valuation model based on a May 3, 2000 assumed grant date, a volatility factor of 0.873, a risk-free interest rate of 5.95% and an expected life of 2 years. As a result, the total pro-forma purchase price is $56,917,332 and has been allocated as follows:

                                                                          $
      --------------------------------------------------------------------------

      Cash                                                             182,144
      Accounts receivable                                               93,574
      Prepaid expenses and other                                       371,271
      Capital assets                                                   416,583
      Deposits and other assets                                        346,247
      Completed technology                                          60,000,000
      Goodwill                                                      21,410,676
      Accounts payable and accrued liabilities                      (1,676,644)
      Deferred revenue                                                 (81,382)
      Due to the Company                                              (145,137)
      Deferred tax liability                                       (24,000,000)
      --------------------------------------------------------------------------
                                                                    56,917,332
      --------------------------------------------------------------------------

InfoCast Corporation [formerly Virtual Performance Systems Inc.]
[a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review



June 30, 2000



      [d] The creation of deferred compensation of $279,086 as of the August 15, 2000 acquisition date related to the portion of the intrinsic value of the 346,050 unvested merger warrants with an exercise price of $0.33 per share that were granted to individuals that are required to continue providing service to the Company after the acquisition in consideration for the merger warrants, related to the remaining vesting periods of the merger warrants. The unvested merger warrants exercisable at $0.33 per share will vest as follows: 33% on September 21, 2000, 33% on January 21, 2001 and 33% on January 21, 2002.

[e] The amortization of the $60,000,000 of completed technology and $21,410,676 of goodwill created by the purchase of i360 by the Company, as described in [c] above, over the year ended March 31, 2000 and the three month period ended June 30, 2000 on a straight-line basis utilizing an amortization period of five years. In addition, the amortization of the $24,000,000 deferred income tax liability [created by the pro forma purchase of i360 by the Company in respect of the difference between the tax and accounting basis of the completed technology] over the period of the underlying asset.

[f] The amortization of the deferred compensation created in [d] above over the year ended March 31, 2000 and the three-month period ended June 30, 2000.

[g] Deemed preferred stock dividend recorded by i360. On March 8 and 10, 2000, i360 sold 300 shares of Series A convertible preferred shares for $3,500,000. The 300 shares were convertible into the greater of 9,000,000 shares of common stock or 22.5% of the outstanding common stock of i360 on a fully diluted basis at the discretion of the shareholders at any time. No stated dividends accrue on the convertible preferred shares and the holders were entitled to voting rights based on the number of common shares into which the preferred shares converted. As a result of the beneficial conversion feature and given that the fair value of the common shares into which the preferred stock converts was in excess of the preferred stock proceeds by an amount in excess of the proceeds as is required by EITF 98-5, i360 recorded a $3,500,000 deemed preferred stock dividend. Immediately prior to the merger with the Company, the preferred stock automatically converted into common shares of i360. As the pro-forma consolidated statement of operations for the year ended March 31, 2000 assumes that the Company acquired all of the common shares of i360 at the beginning of the year, the deemed preferred stock dividend has been eliminated.